Exhibit 99.1

September 10, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK to Participate in Barclays CEO Energy Conference

TULSA, Okla. – Sept. 10, 2013 – ONEOK, Inc. (NYSE: OKE) will present at the Barclays CEO Energy Conference in New York City on Thursday, Sept. 12, 2013.

John W. Gibson, ONEOK chairman and chief executive officer, will present at the conference on Thursday, Sept. 12, at 1:05 p.m. Eastern Daylight Time (12:05 p.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days.

ONEOK also will post the presentation on its website that morning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 41.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of Aug. 12, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the website at www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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